AMENDMENT NO. 26 TO MANAGEMENT AGREEMENT


         This Amendment No. 26 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005,
December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007 and April 30, 2007 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2007.

         WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

         WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

         NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolio listed below to the following:

       Portfolio                        Percentage of average daily net assets
       ---------                        --------------------------------------
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Rainier Large Cap Equity Portfolio      0.70% of first $150 million of such
                                        assets, plus 0.675% of such assets over
                                        $150 million up to $300 million, plus
                                        0.65% of such assets over $300 million
                                        up to $1 billion, plus 0.60% of such
                                        assets over $1 billion
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2. All other terms and conditions of the Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2007.


MET INVESTORS SERIES TRUST                  MET INVESTORS ADVISORY LLC


By:______________________                   By:_______________________
   Name:                                       Name:
   Title:                                      Title: